AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 26, 2008
Registration Statement No. 333-150733

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
Registration Statement
Under the
Securities Act of 1933

ANHEUSER-BUSCH COMPANIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	43-1162835
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)
One Busch Place
St. Louis, Missouri 63118
(Address of Principal Executive Offices)
Anheuser-Busch Deferred Income Stock Purchase and Savings Plan
(For Certain Hourly Employees of Anheuser-Busch Companies, Inc. and its Subsidiaries)
(Full Title of the Plan)
JoBeth G. Brown
Vice President and Corporate Secretary
Anheuser-Busch Companies, Inc.
One Busch Place
St. Louis, Missouri 63118
(Name and Address of Agent for Service)
(314) 577-3314
Telephone Number, Including Area Code of Agent for Service
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES
     On November 18, 2008, Anheuser-Busch Companies, Inc. (the “Company”) completed the previously announced transaction with InBev N.V./S.A. (“InBev”). All shares of the common stock of the Company are now held by a subsidiary of InBev. As a consequence, the Company has terminated all offerings of its securities under its existing registration statements, including this Registration Statement. This amendment is filed to deregister and remove all shares of common stock and plan interests registered under this Registration Statement that remain unsold and untransferred.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8.           Exhibits.

24.1	Power of Attorney executed by directors and officers of the Registrant.

SIGNATURES
     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on November 25, 2008.

ANHEUSER-BUSCH COMPANIES, INC.
By:	/s/ JoBeth G. Brown
JoBeth G. Brown
Vice President and Corporate Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

	Title	Date

/s/ DAVID PEACOCK * David Peacock	President and Director (Principal Executive Officer)	November 25, 2008

/s/ DAVID ALMEIDA * David Almeida	Vice President, Finance (Principal Financial Officer)	November 25, 2008

/s/ JOHN F. KELLY * John F. Kelly	Vice President and Controller (Principal Accounting Officer)	November 25, 2008

/s/ GARY RUTLEDGE * Gary Rutledge	Director	November 25, 2008

*By:	/s/ Thomas Larson
Thomas Larson
Attorney-in-Fact

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) of the Plan have duly caused this Post-Effective Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri on November 25, 2008.

ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN
(FOR CERTAIN HOURLY EMPLOYEES OF ANHEUSER-BUSCH COMPANIES, INC. AND ITS SUBSIDIARIES)

By:	ANHEUSER-BUSCH COMPANIES, INC.,
as Plan Administrator

By:	/s/ James Brickey

James Brickey Vice President, People

EXHIBIT INDEX

24.1	Power of Attorney executed by directors and officers of the Registrant.